EXHIBIT 99.1

Natural Soda Holdings, Inc.
Consolidated Balance Sheet
As of March 31, 2010
(Unaudited)

ASSETS
Cash	$3,176,111
Accounts receivable	3,769,428
Inventories	1,204,402
Prepaid expenses	67,026
Total Current Assets	8,216,967
Property, plant and equipment, net	9,375,263
Cavities and well development, net	10,463,630
Mineral leases	4,167,471
Total Fixed Assets	24,006,364
Water rights	3,150,582
Patents, net	20,373
Equipment held and not yet in service	3,197,842
Well and well development, RSL	595,000
Acquisition costs, net	702,605
Rock School Lease and reserves	3,300,000
Deposits, prepayments and bonds	232,500
Restricted funds	1,267,480
Total Other Assets	12,466,382
TOTAL ASSETS	$44,689,713

LIABILITIES
Accounts and royalties payable	$1,504,639
Accrued expenses	455,556
Due to related party	225,727
Notes payable, current	1,982,374
Capital leases, current portion	9,034
Total Current Liabilities	4,177,330
Notes payable, long term	19,447
Capital leases, non-current portion	3,522
Asset retirement obligations	1,096,657
Total Long Term Liabilities	1,119,626
TOTAL LIABILITIES	5,296,956

EQUITY
Common stock	10,000
Additional paid in capital	123,201,031
Accumulated deficit	(83,818,274)
TOTAL EQUITY	39,392,757
TOTAL LIABILITIES AND EQUITY	$44,689,713

Natural Soda Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	For Nine Months ended March 31, 2010	For Three Months ended March 31, 2010
Revenues	$15,778,330	$5,349,381
Cost of sales	(10,823,595)	(3,824,780)
Gross profit	4,954,735	1,524,601

General and administrative expenses	1,474,675	347,436
Depreciation and amortization expense	1,691,242	465,094
Total expenses	3,165,917	812,530

Income from operations	1,788,818	712,071

Interest expense	(151,063)	(41,307)
Interest income	590	-
Total other income (expense)	(150,473)	(41,307)

Net income	$1,638,345	$670,764

Natural Soda Holdings, Inc.
Consolidated Balance Sheet
As of June 30, 2009
(Unaudited)

ASSETS
Cash	$156,139
Accounts receivable	3,723,426
Inventories	930,349
Prepaid expenses	325,942
Total Current Assets	5,135,856
Property, plant and equipment, net	9,462,474
Cavities and well development, net	6,130,745
Mineral leases	4,167,471
Total Fixed Assets	19,760,690
Water rights	3,150,582
Patents, net	22,886
Equipment held and not yet in service	3,197,842
Well and well development, RSL	595,000
Acquisition costs, net	731,848
Rock School Lease & reserves	3,300,000
Deposits and bonds	8,000
Restricted funds	1,267,480
Total Other Assets	12,273,638

TOTAL ASSETS	$37,170,184

LIABILITIES
Accounts payable	$1,734,405
Royalties payable	114,373
Accrued expenses	434,590
Notes payable, current	1,612,741
Capital leases, current portion	10,983
Total Current Liabilities	3,907,092
Notes payable, long term	29,784
Capital leases, non-current portion	11,071
Asset retirement obligations	967,825
Total Long Term Liabilities	1,008,680
TOTAL LIABILITIES	4,915,772

EQUITY
Common stock	10,000
Additional paid in capital	117,701,031
Accumulated deficit	(85,456,619)
TOTAL EQUITY	32,254,412

TOTAL LIABILITIES AND EQUITY	$37,170,184

Natural Soda Holdings, Inc.
Consolidated Statements of Operations
For Eight Months ended June 30, 2009
(Unaudited)

Revenues	$13,308,265
Cost of sales	(9,576,818)
Gross profit	3,731,447

General and administrative expenses	175,884
Loss on impairment	1,876,000
Depreciation and amortization expense	1,697,816
Total expenses	3,749,700

Loss from operations	(18,253)

Interest expense	(270,500)
Interest income	451
Total other income (expense)	(270,049)

Net loss	$(288,302)

The consolidated operations of Natural Soda Holdings, Inc. from July 1, 2008 through October 31, 2008 was included in the consolidated operations of the Registrant for the year ended June 30, 2009 and filed in the Registrant’s Form 10-K for such fiscal year.